UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Resource Capital Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WE CAN NOT CONVENE OUR ANNUAL MEETING

WITHOUT YOUR VOTE

QUORUM NOW STANDS AT 46% - WE NEED TO

GET TO 50.01% TO HOLD THE MEETING

We need your Vote! Resource Capital Corp.’s Annual Meeting of Stockholders has been adjourned and will reconvene on August 9, 2011 to provide stockholders with additional time to vote their shares with respect to all matters on the agenda.

We cannot hold a meeting until more than 50% of the outstanding shares are represented.

Voting now will save your Company additional solicitation costs.

Please use one of the following simple methods to promptly provide your voting instructions:

1.      Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.      Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.      Vote by Mail: Sign, date and return your voting instruction form in the postage-paid return envelope provided.

REGARDLESS OF HOW YOU WISH TO VOTE – PLEASE VOTE TODAY!

If you need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting your Company, toll free at 1-800-829-6551.

On behalf of your Board of Directors, thank you for your response.

PLEASE VOTE TODAY.